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                                                                      EXHIBIT 21




                     LIST OF SUBSIDIARIES OF THE REGISTRANT



                                     JURISDICTION OF    OTHER NAMES UNDER WHICH
NAME OF SUBSIDIARY                    INCORPORATION     SUBSIDIARY DOES BUSINESS
------------------                   ---------------    ------------------------
Scotsman Group Inc.                  Delaware           Scotsman
                                                        Scotsman Commercial Ice
                                                         Systems, Inc.
                                                        Scotsman Ice Systems
                                                        Scotsman of Los Angeles

Booth, Inc.                          Texas              Crystal Tips

Castel MAC, S.p.A.                   Italy              None

DFC Holding Corporation              Delaware           None

The Delfield Company                 Delaware           None

Hartek Awagem Vertriebsges m.b.H.    Austria            None

Hartek Beverage Handling GmbH        Germany            None

Frimont, S.p.A.                      Italy              None

Scotsman Drink Equipment Limited     England            None

Whitlenge Acquisition Limited        England            None

Whitlenge Drink Equipment Limited    England            None

Whitlenge Drink Equipment, N.V.      Belgium            None